Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED PUBLIC ACCOUNTANTS

We have issued our report dated September 21, 2015, with respect to the financial statements of the RCM Division of QHR Technologies Inc. for the year ended December 31, 2014, included in the Form 8-K of Medical Transcription Billing, Corp. We consent to the incorporation by reference of said report in the Registration Statement of Medical Transcription Billing, Corp on Form S-8 (File No. 333-203228).

/s/ Grant Thornton LLP

Vancouver, Canada

September 23, 2015